Total Number of Pages:___
                                   Exhibit Index Located on Page:___

As filed with the Securities and Exchange Commission on
October __, 1994.
                                   Registration No. 33-____
_________________________________________________________________
_________________________________________________________________
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                               USBANCORP, Inc.
           (Exact name of registrant as specified in its charter)
            Pennsylvania                         25-1424278
      (State of Incorporation)          (I.R.S. Employer
                                        Identification No.)

            Main & Franklin Streets, Johnstown, PA      15901
             (Address of Principal Executive Offices) (Zip Code)

                    USBANCORP Western Region 401(k) Plan
                          (Full title of the Plan)

Terry K. Dunkle, President              Jeffrey P. Waldron, Esquire
and Chief Executive Officer             Stevens & Lee
United States National Bank             607 Washington Street
Main & Franklin Streets                 Reading, Pennsylvania  19601
Johnstown, Pennsylvania 15901
(814) 533-5300                          (610) 478-2000
       (Names, addresses and telephone numbers of agents for service)
                       CALCULATION OF REGISTRATION FEE

                                              Proposed    Proposed
                                              Maximum     Maximum
Title of                           Offering   Aggregate   Amount of
Securities        Amount to be     Price      Offering    Registration
to be Registered  Registered(1)    Per Unit(2)  Price          Fee
Common Stock     21,875 shares     $ 24.00    $525,000    $105.00
  $2.50 par
  value per
  share(3)
______________________

(1) Based upon the maximum number of shares of the Registrant's common stock issuable under the United States National Bank 401(k) Plan.
(2) Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457(c) and (h)(1), on the basis of the average of the closing high and low prices of the Registrant's common stock as reported on the NASDAQ National Market System as of October 3, 1994.
(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1993, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            The following documents are incorporated by reference in this Registration Statement:

      (a) The Annual Report on Form 10-K of USBANCORP for the year ended December 31, 1993 and the Annual Report on Form 11-K of the Plan for the year ended December 31, 1993, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (b) All other reports filed by USBANCORP and the Plan pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1993.

      (c) The description of USBANCORP's common stock contained in its registration statement on Form 8-A filed with the Securities and Exchange Commission on November 13, 1985.

      All documents subsequently filed by USBANCORP and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

            Not applicable.

Item 6.     Indemnification of Directors and Officers.

            Sections 1741, 1742 and 1743 of the Pennsylvania Business Corporation Law of 1988, as amended, set forth circumstances under which directors and officers may be indemnified against liability. USBANCORP's Bylaws specifically provide that the directors, officers, agents and employees of USBANCORP may be indemnified against liability to the fullest extent permitted by law.

            USBANCORP has purchased a liability insurance policy which insures USBANCORP, under certain circumstances, in the event it indemnifies a director or officer of USBANCORP or a subsidiary pursuant to the provisions of the Bylaws of USBANCORP or otherwise or advances costs (including the cost of defending any action) incurred by directors or officers in their capacity as such.

Item 7.     Exemption from Registration Claimed.

            Not applicable.


Item 8.     Exhibits.

            4.1  Articles of Incorporation of USBANCORP, Inc.
                 (incorporated herein by reference to Exhibit 4.1 to Form S-2, 33-56684).

            4.2 Bylaws of USBANCORP, Inc. (incorporated herein by reference to Exhibit 4.2 to Form S-2, 33-56684).

            4.3 Shareholder Protection Rights Agreement, dated as of November 10, 1989, between USBANCORP, Inc. and United States National Bank in Johnstown, as
                 Rights Agent (incorporated by reference to Exhibit 4.2 to Form S-2, 33-56684).

            5.1 Opinion of Stevens & Lee re: legality of common stock being registered.

            5.2 Internal Revenue Service determination letter with respect to USBANCORP Western Region 401(k) Plan.

            23.1 Consent of Arthur Andersen LLP.

            23.2 Consent of Price Waterhouse LLP.

            23.3 Consent of Barnes, Saly & Company

            23.4 Consent of Stevens & Lee is contained in its
                 opinion at Exhibit 5 of this Registration
                 Statement.

            24.  Power of Attorney of Directors and Officers
                 (included on signature page).

            99. USBANCORP Western Region 401(k) Plan (formerly known as the Three Rivers Bank & Trust Company
                 401(k) Plan).

Item 9.     Undertakings.

            (a)  USBANCORP hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i)  To include any prospectus required by
      Section 10(a)(3) of the Securities Act of 1933; unless the information required to be included in such post-effective amendment is contained in a periodic report filed by USBANCORP or the Plan pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated herein by reference;

                       (ii)  To reflect in the prospectus any facts
      or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by USBANCORP or the Plan pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated herein by reference; and

                       (iii)  To include any material information
      with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) USBANCORP hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of USBANCORP's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of USBANCORP pursuant to the provisions described in Item 6 above, or otherwise, USBANCORP has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by USBANCORP of expenses incurred or paid by a director, officer or controlling person of USBANCORP in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, USBANCORP will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, USBANCORP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johnstown, Commonwealth of Pennsylvania, on this 27th day of May, 1994.

                                   USBANCORP, INC.


                                   By:     /s/Terry K. Dunkle
                                        Terry K. Dunkle, President and
                                        Chief Executive Officer


                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry K. Dunkle and Orlando B. Hanselman, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                        Date

/s/ Terry K. Dunkle          Chairman of the Board,       May 27, 1994
Terry K. Dunkle              President, Chief Executive
                             Officer (Principal Executive
                             Officer)

/s/ Orlando B. Hanselman     Executive Vice               May 27, 1994
Orlando B. Hanselman         President Chief Financial
                             Officer & Manager of
                             Corporate Services
                             (Principal Financial and
                             Accounting Officer)

/s/ Jerome M. Adams          Director                     May 27, 1994
Jerome M. Adams

/s/ Robert A. Allen          Director                     May 27, 1994
Robert A. Allen

/s/ Clifford A. Barton       Director                     May 27, 1994
Clifford A. Barton

/s/ Michael F. Butler        Director                     May 27, 1994
Michael F. Butler

/s/ Louis Cynkar             Director                     May 27, 1994
Louis Cynkar

/s/ Dennis J. Fantaski       Director                     May 27, 1994
Dennis J. Fantaski

/s/ Richard W. Kappel        Director                     May 27, 1994
Richard W. Kappel

/s/ John H. Kunkle, Jr.      Director                     May 27, 1994
John H. Kunkle, Jr.

/s/ James F. O'Malley        Director                     May 27, 1994
James F. O'Malley

/s/ Frank J. Pasquerilla     Director                     May 27, 1994
Frank J. Pasquerilla

/s/ Jack Sevy                Director                     May 27, 1994
Jack Sevy

/s/ Thomas C. Slater         Director                     May 27, 1994
Thomas C. Slater

/s/ James C. Spangler        Director                     May 27, 1994
James C. Spangler

/s/ Harrison Vail            Director                     May 27, 1994
Harrison Vail

/s/Robert L. Wise            Director                     May 27, 1994
Robert L. Wise



      Pursuant to the requirements of the Securities Act of 1933, the Trustees of the Plan have duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johnstown, Commonwealth of Pennsylvania, on September 19, 1994

                                   USBANCORP Western Region 401(K)
                                   Plan

                                   USBANCORP TRUST COMPANY, as Trustee


                                   By:/s/ Anne G. Bump
                                        Anne G. Bump

                                EXHIBIT INDEX






Exhibits                                      Page Number in
                                              Manually Signed
                                                  Original


5.1   Opinion of Stevens & Lee re:
      legality of common stock being registered.

5.2   Internal Revenue Service determination
      letter with respect to USBANCORP Western
      Region 401(k) Plan.

23.1  Consent of Arthur Andersen LLP.

23.2  Consent of Price Waterhouse LLP.

23.3  Consent of Barnes, Saly & Company.

99. USBANCORP Western Region 401(k) Plan (formerly known as the Three Rivers Bank & Trust Company
      401(k) Plan).